POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint James H. Dodge, Alycia L. Goody, Gary S. Gillheeney and each of them with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 (the "Registration Statement") covering the offering of shares of common stock of Providence Energy Corporation authorized to be issued under the Providence Energy Corporation Restricted Stock Incentive Plan and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature*              Title                                Date

/s/ James H. Dodge          Chairman of the Board,            May 20, 1996
(James H. Dodge)            Chief Executive Officer,
                             President and Director

/s/ Gary S. Gillheeney      Senior Vice President, Treasurer  May 20, 1996
(Gary S. Gillheeney)        and Chief Financial Officer

/s/ Gilbert R. Bodell, Jr.  Director                          May 20, 1996
(Gilbert R. Bodell, Jr.)

/s/ John H. Howland         Director                          May 20, 1996
(John H. Howland)

/s/ Douglas H. Johnson      Director                          May 20, 1996
(Douglas H. Johnson)

/s/ Dorothy G. Kramer       Director                          May 20, 1996
(Dorothy G. Kramer)

/s/ William Kreykes         Director                          May 20, 1996
(William Kreykes)

/s/ Paul F. Levy            Director                          May 20, 1996
(Paul F. Levy)

/s/ Romolo A. Marsella      Director                          May 20, 1996
(Romolo A. Marsella)

/s/ M. Anne Szostak         Director                          May 20, 1996
(M. Anne Szostak)

/s/ Kenneth W. Washburn     Director                          May 20, 1996
(Kenneth W. Washburn)

/s/ W. Edward Wood          Director                          May 20, 1996
(W. Edward Wood)

* - Each of the above named individuals executed the Power of Attorney; the original copy of each Power of Attorney is on file at the issuer's main office.

PAR:PE025218 .AA9